EXHIBIT 4.1

VOID VOID VOID

NUMBER		UNITS
*1**********
GS98	SPROTT PHYSICAL GOLD TRUST	**1*********
***1********
	ESTABLISHED UNDER THE LAWS OF THE PROVINCE OF ONTARIO	*****1******

THIS CERTIFIES THAT

**SPECIMEN** 1 Class A **CUSIP**Certificate GS98****SPECIMEN** 1 Class A **CUSIP**Certificate GS98**SPECIMEN** 1 Class A **CUSIP**Certificate GS98**SPECIMEN** 1 Class A **CUSIP**Certificate GS98**SPECIMEN** 1 Class A **CUSIP**Certificate GS98**SPECIMEN** 1 Class A **CUSIP**Certificate GS98**SPECIMEN** 1 Class A **CUSIP**Certificate GS98**SPECIMEN** 1 Class A **CUSIP**Certificate GS98**SPECIMEN** 1 Class A **CUSIP**Certificate GS98**SPECIMEN** 1 Class A **CUSIP**Certificate GS98**SPECIMEN** 1 Class A **CUSIP**Certificate GS98**SPECIMEN** 1 Class A **CUSIP**Certificate GS98**SPECIMEN** 1 Class A **CUSIP**Certificate GS98**SPECIMEN** 1 Class A **CUSIP**

is the registered owner of

**SPECIMEN** 1 Class A **CUSIP**Certificate GS98****SPECIMEN** 1 Class A **CUSIP**Certificate GS98**SPECIMEN** 1 Class A **CUSIP**Certificate GS98**SPECIMEN** 1 Class A **CUSIP**Certificate GS98**SPECIMEN** 1 Class A **CUSIP**Certificate GS98**SPECIMEN** 1 Class A **CUSIP**Certificate GS98**SPECIMEN** 1 Class A **CUSIP**Certificate GS98**SPECIMEN** 1 Class A **CUSIP**Certificate GS98**SPECIMEN** 1 Class A **CUSIP**Certificate GS98**SPECIMEN** 1 Class A **CUSIP**Certificate GS98**SPECIMEN** 1 Class A **CUSIP**Certificate GS98**SPECIMEN** 1 Class A **CUSIP**Certificate GS98**SPECIMEN** 1 Class A **CUSIP**Certificate GS98**SPECIMEN** 1 Class A **CUSIP**

FULLY PAID AND NON-ASSESSABLE UNITS OF

SPROTT PHYSICAL GOLD TRUST

transferable only on the books of the Trust by the registered holder in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Trust.

IN WITNESS WHEREOF the Trust has caused this Certificate to be signed by its duly authorized signatories.

SPROTT ASSET MANAGEMENT LP,		DATED 2007/03/24
by its General Partner, SPROTT ASSET MANAGEMENT GP INC.
COUNTERSIGNED AND REGISTERED BY
Equity Transfer & Trust Company Toronto, Ontario, Canada.
Transfer Agent and Registrar

Eric S. Sprott	Steven Rostowsky	By:
Chief Executive Officer	Chief Financial Officer	AUTHORIZED OFFICER

The Units represented by this Certificate are transferable at the offices of Equity Transfer & Trust Company, Toronto, Ontario, Canada

SECURITY INSTRUCTIONS ON REVERSE   VOIR LES INSTRUCTIONS DE SECURITE AU VERSO

FORM OF GOLD REDEMPTION NOTICE	FORM OF CASH REDEMPTION NOTICE	FOR VALUE RECEIVED.

DATE:	DATE:
hereby sell, assign and transfer unto
TO: Equity Transfer & Trust Company (“Equity Transfer”), as the registrar and transfer agent of the Sprott Physical Gold Trust (the “Trust”)	TO: Equity Transfer & Trust Company (“Equity Transfer”), as the registrar and transfer agent of the Sprott Physical Gold Trust (the “Trust”)

PLEASE INSERT SOCIAL INSURANCE NUMBER OF TRANSFEREE
Ticker Symbol	Ticker Symbol

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)
CUSIP number	CUSIP number

Attention	Attention

Fax No	Fax No	Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
AND TO: Sprott Asset Management LP, as the manager of the Trust (the “Manager”)	AND TO: Sprott Asset Management LP, as the manager of the Trust (the “Manager”)
RE: Gold Redemption Notice under Section 6.1 of the Trust Agreement of the Trust	RE: Cash Redemption Notice under Section 6.3 of the Trust Agreement of the Trust	Attorney to transfer the said Stock on the Books of the within named Corporation, with full power of substitution in the premises.

The undersigned, the holder of                                    units of the Trust (the “Units”) designated above by its Toronto Stock Exchange or New York Stock Exchange Arca Ticker symbol and CUSIP number, requests the redemption for physical gold bullion of the aforementioned Units in accordance with, and subject to the terms and conditions set forth in, an amended and restated trust agreement of the Trust dated as of December 7, 2009, as the same may be further amended, restated or supplemented from time to time, and directs Equity Transfer to cancel such units on

The undersigned, the holder of                                    units of the Trust (the “Units”) designated above by its Toronto Stock Exchange or New York Stock Exchange Arca Ticker symbol and CUSIP number, requests the redemption for cash of the aforementioned Units in accordance with, and subject to the terms and conditions set forth in, an amended and restated trust agreement of the Trust dated as of December 7, 2009, as the same may be further amended, restated or supplemented from time to time, and directs Equity Transfer to cancel such units on

Dated

Signature

NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERITIFICATE.  IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A SCHEDULE 1 CANADIAN CHARTERED BANK OR AN ELIGIBLE GUARANTOR INSTITUTION WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM.

All physical gold bullion shall be delivered to the following address by armored transportation service carrier, which the undersigned hereby authorizes the Manager or its agent to retain on the undersigned’s behalf.

Wiring Instructions:
Delivery Instructions:

Signature of Unitholder	Signature of Unitholder

Signature of Guarantee	Signature of Guarantee

Print Name	Print Name

Print Address	Print Address	Guaranteed by

NOTE:  The name and address of the  Unitholder set forth in this Gold Redemption Notice must correspond with the name and address as recorded on the register of the Trust maintained by  Equity Transfer.  The signature of the person executing this Gold Redemption Notice must be guaranteed by a Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.

NOTE:  The name and address of the  Unitholder set forth in this Cash Redemption Notice must correspond with the name and address as recorded on the register of the Trust maintained by  Equity Transfer.  The signature of the person executing this Cash Redemption Notice must be guaranteed by a Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.

RESTRICTIONS